UNITED STATES BANKRUPTCY COURT
                    SOUTHERN DISTRICT OF FLORIDA
                      WEST PALM BEACH DIVISION
In re:                                             Case No. 04-35435-SHF
eCom eCom.com, Inc.                                Chapter 11 Proceedings
 Debtor.


                      DEBTOR-IN-POSSESSION MOTION FOR
        AUTHORIZATION TO: (I) PROVIDE ELECTRONIC SERVICE UPON EQUITY SECURITY HOLDERS AND (II) UTILIZE EXECUTIVE MAIL SERVICE FOR
           PURPOSES OF COORDINATING AND EFFECTUATING SERVICE UPON
                         EQUITY SECURITY HOLDERS
        (Expedited Hearing Requested for July 25, 2005 at 1:00 p.m.)

     COMES NOW the Debtor, eCom eCom.com, Inc. ("Debtor") by and through its undersigned counsel, and moves the Court for the entry of an order authorizing
(I) electronic service upon equity security holders and (II) the utilization of Executive Mail Service for purposes of coordinating and effectuating service upon equity security holders, and in support thereof, states as follows:

JURISDICTION AND VENUE

     1. This court has jurisdiction over this matter pursuant to 28 U.S.C. sections 157 and 1334. Venue is proper under 28 U.S.C. sections 1408 and 1409.

     2. The basis for the relief requested herein is II U.S.C. section 105 and Rules 2002 and 9007, Fed.R.Bankr.P. ("FRBP").

BACKGROUND

     3. The Debtor is a Florida corporation and was publicly traded on the OTC/BB under the symbol "ECEC."

     4. At one time, the Debtor was a holding company for ten (10) wholly-owned subsidiaries, which the Debtor subsequently resolved to spin-off under Securities and Exchange Commission ("SEC") Staff Bulletin 4.

     5. For various reasons, the Debtor was unable to complete filings with the SEC and to finalize audits necessary in connection with the spin-offs.

     6. Consequently, shareholders did not receive all shares which would have otherwise been issued in connection with the spin-offs and litigation was threatened.

     7. On November 29, 2004, an involuntary petition was filed against the Debtor under Chapter 11.

     8. On or about May 20, 2005, the Court entered an order for relief under Chapter 11.

     9. By order of this Court dated June 6, 2005, the Debtor was authorized to retain undersigned counsel.

     10. No trustee, examiner or statutory committee has been appointed in these proceedings.

                         RELIEF REQUESTED

I.      Electronic Service

     11. As a publicly traded entity, the Debtor presently has approximately
4,600 shareholders.   The outstanding shares are presently held by two different groups of shareholders: registered owners and beneficial owners (collectively the "Shareholders").

     12. Registered shareholders are those shareholders who are registered or recorded on the books or records of the Debtor. A registered shareholder is known to the Debtor as one of its shareholders. In notifying registered shareholders, the Debtor can contact its transfer agent as of any record date In order to obtain identity and contact information.

     13. Beneficial or "street name" shareholders usually hold their shares through a bank or brokerage account and are not directly registered on the books or records of the Debtor. Therefore their identity may not be known to the Debtor.

     14. Beneficial owners may be further separated into two categories: the non-objecting beneficial owners and the objecting beneficial owners.

     15. The non-objecting beneficial owners are those Shareholders that have purchased the Debtor's stock through a bank or brokerage firm and who do not
object to the disclosure of their identity.   As a result, the Debtor, either
directly or through the assistance of an entity such as Electronic Mail Service, may contact the bank or brokerage firm to obtain the contact information necessary to notice these Shareholders of the events which occur throughout these proceedings.

     16. The objecting beneficial owners are those Shareholders that have purchased the Debtor's stock through a bank or brokerage firm and who object to the disclosure of their identity. As a result, the Debtor, either directly or through the assistance of an entity such as Electronic Mail Service, must contact the bank or brokerage firm to ascertain the number of objecting
beneficial owners each entity has.   Once the Debtor obtains this information,
the Debtor, either directly or through the assistance of an entity such as Electronic Mail Service, must send the packets of documents to be served upon these Shareholders directly to the bank or brokerage firm, who is then responsible for ensuring the objecting beneficial owners receive service of the packets of documents.

     17. Given the volume of the Shareholders, service by U.S. Mail of all pleadings required to be served upon the equity security holders pursuant to Rule 2002(d), FedR.Bankr.P is cost prohibitive.

     18. In order to minimize costs in these proceedings, the Debtor respectfully proposes to serve Shareholders in electronic format.

     19. Specifically, the Debtor maintains a website at www.ecomecom.net (the "eCom Website")

     20. The Debtor proposes to post on the eCom Website copies of motions, orders and other pleadings and relevant papers, which are otherwise required to be served by the Debtor by U.S. Mail pursuant to Rule 2002(d),FedR.Bankr.P.(1)

      21. Specifically, assuming the Court approves this Motion, the Debtor proposes to do the following:

            (1) serve the Order for Relief and Notice of the section 341 Meeting of Creditors on all Shareholders by U.S. Mail;

            (2) post  any  proposed   motion   on   the  proposed  sale  of all
or substantially all of the debtor's assets on the eCom Website and serve the notice of hearing on the proposed motion on all Shareholders by U.S. Mail;

            (3) post any proposed motion for the dismissal or conversion of the case to another chapter, on the eCom Website and serve the notice of heating on the proposed motion on all Shareholders by U.S. Mail;

(1) Pursuant to Rule 2002 (d) Fed.R.Bankr.P. equity holders of a Debtor are to receive notice of the following events in a Chapter 11 reorganization case: (1) the order for relief; (2) any meeting of equity security holders held pursuant to section 341 of the Code; (3) the hearing on the proposed sale of all or substantially ail of the debtor's assets; (4) the hearing on the dismissal or conversion of a case to another chapter; (5) the time fixed for filing objections to and the hearing to consider confirmation of a plan; and (7) the time fixed to accept or reject a proposed modification of a plan.


            (4) post the disclosure statement, plan of reorganization and all related exhibits on the eCom Website and serve the order setting the deadline to object to the disclosure statement and to plan confirmation on all Shareholders by U.S. Mail; and

            (5) post the notice of hearing for confirmation on the eCom Website and serve ballots for voting on the plan on all Shareholders by U.S. Mail.

     22. The Debtor intends to serve ail known creditors and parties in interest entitled to notice under Rule 2002(a), (b), (f), (i), (j) and (k), Fed.R.Bankr.P. by means permitted by Rule 2002, Fed.R.Bankr.P., as well as any other applicable Federal Rule of Civil Procedure or Federal Rule of Bankruptcy Procedure. It should be noted, however, that all creditors and parties in interest will also have access to all documents posted on the eCom Website.

     23. In addition, the Debtor reserves the right to include relevant motions, orders and other pleadings and relevant papers filed in this case as exhibits to Form 8Ks which may be filed with the SEC.

     24. In the event that the relief requested herein is granted, the Debtor shall serve a copy of the order granting this Motion by United States Mail upon all known creditors, equity security holders, and other parties in interest, and the order shall provide and direct equity security holders to the eCom Website. The Order will further provide for a ten (10) day negative notice provision which will provide all equity security holders with ten (10) days from the date of service of the order in which to object to the electronic service.


II.    Utilization of Executive Mail Service

     25. In order to coordinate and effectuate service by mail of the aforementioned designated documents, the Debtor seeks to utilize the services of Executive Mail Service. Executive Mail Service is a company that specializes in obtaining lists of names and addresses of registered shareholders and beneficial owners of shares in public companies. Executive Mail Service utilizes these lists to coordinate the collection and service of relevant papers upon these shareholders.

     26. Specifically, the Debtor seeks to use Executive Mail Service to: (1) request all Depository Trust Company participants to research their brokerage and bank account volumes to determine the identity of all beneficial owners of the Debtor's stock, and inform Executive Mail Service of the amount of copies of the documents needed to be served; (2) request all bank and brokerage firm participants to research their brokerage and bank account volumes to determine the identity of all beneficial owners of the Debtor's stock, and inform Executive Mail Service of the amount of copies of the documents needed to be served; (3) coordinate the distribution of the requested documents to each brokerage firm and bank representing the Debtor's beneficial owners;
(4) obtain a list of all registered shareholders of the Debtor from all transfer agents; (5) make the necessary copies of all of the documents designated to be served by U.S. Mail; (6) coordinate the printing of envelopes for the enclosures to be mailed in; and (7) where applicable, serve the documents directly to the Shareholders by U.S. Mail.

     27. The Debtor believes that the utilization of Executive Mail Service is the most cost-effective manner of effectuating the necessary, albeit limited, service by U.S. Mail, of the documents upon all Shareholders pursuant to Rule 2002 (d) Fed.R.Bankr.P.

     28. Moreover, the Debtor believes that the use of Executive Mail Service is in the best interests of the estate.

BASIS FOR RELIEF REQUESTED

     29. Rule 2002(m), FedR.Bankr.P. provides that, "[t]he court may from time to time enter orders designating the matters in respect to which, the entity to whom, and the form and manner in which notices shall be sent except as otherwise provided by these rules."

     30. Additionally, Rule 9007, Fed.R.Bankr.P. provides that, "[w]hen notice is to be given under these rules, the court shall designate, if not otherwise specified herein,. . the form and manner in which notice shall be given. When feasible, the court may order any notices under these rules to be combined."

     31. The Debtor submits that the relief requested herein is appropriate and
reasonable under the circumstances.   Costs will be drastically reduced by
avoiding the copying and postage charges associated with regular service in this case through the utilization of electronic service. Moreover, costs will be further reduced by utilizing the services of Executive Mail Service to obtain the necessary equity security holder information for the limited documents the Debtor intends to serve directly by U.S. Mail.

     32. The Debtor notes that as a publicly-held company, the Debtor is required to serve Shareholders in the ordinary course of business with notice of certain events. The Debtor submits that the method of service proposed herein is in accordance with Rule 2002 Fed.R.Bankr.P. and consistent with the manner of service provided by the Debtor to its Shareholders outside of a bankruptcy
context.   Therefore, the method of service proposed by the Debtor herein is in the ordinary course of the Debtor's business.

     33. In the Interest of full disclosure, however, the Debtor seeks authorization to utilize the service of Executive Mail Service.

EXPEDITED HEARING REQUESTED

     34. The final hearing on the Debtor's Motion for Interim and Final Orders Authorizing the Debtor to Obtain Post-Petition Financing (the "DIP Motion") is scheduled for July 25, 2005 at 1:30 p.m. The Debtor seeks to have this Motion heard on July 25, 2005. in order for the Debtor to provide notice of the order resulting from that hearing, and all subsequent orders in the aforementioned manner proposed by the Debtor.

     34. In light of the foregoing, the Debtor respectfully requests that this Court authorize and otherwise permit the Debtor to provide electronic service upon Shareholders via the eCom Website and authorize the Debtor to use Executive Mail Service for the purposes of coordinating and effectuating service of those documents which must be served by U.S. Mail.

WHEREFORE, the Debtor respectfully requests that the Court:

      1. Grant the instant Motion;

      2. Enter an order authorizing the Debtor to provide electronic service on Shareholders in the manner provided herein;

      3. Enter an order authorizing the use of Executive Mail Service for the purpose of coordinating and effectuating service of those designated documents which the Debtor intends to serve upon Shareholders by U.S. Mail; and

      4. Grant any other and further relief that the Court may deem just and proper.

RESPECTFULLY SUBMITTED in the Southern District of Florida this 20th day of July, 2005.























                     UNITED STATES BANKRUTPCY COURT
                      SOUTHERN DISTRICT OF FLORIDA
                        WEST PALM BEACH DIVISION
In re:                                                    Case No. 04-35435-SHF
eCom eCom.com, Inc.                                       Chapter 11 Proceedings
Debtor.

         ORDER GRANTING DEBTQR-IN-PGSSESSION'S MOTION FOR AUTHORIZATION
         TO: (I) PROVIDE ELECTRONIC SERVICE UPON EQUITY SECURITY HOLDERS
         AND (II) UTILIZE EXECUTIVE MAIL SERVICE FOR PURPOSES OF COORDINATING
               AND EFFECTUATING SERVICE UPON EQUITY SECURITY HOLDERS

      THIS CAUSE came before the Court on July 25, 2005 upon the scheduled expedited hearing ("Hearing") on the "Debtor-in-Possession's Motion for Authorization To: (I) Provide Electronic Service Upon Equity Security Holders and (II) Utilize Executive Mail Service for Purposes of Coordinating and Effectuating Service Upon Equity Security Holders" ("Motion"), and the Court, having reviewed the file, having heard arguments of counsel, having determined that the Estate will significantly minimize costs in these proceedings if the requested relief is granted, having determined that the method of service proposed by the Debtor and the utilization of Executive Mail Service is in the best interests of the Estate, having determined that good and sufficient cause exists in support of the relief requested pursuant to Fed.R,Bankr.P. 2002 (m) and 9007 (d), and being otherwise fully advised in the premises, it is

  ORDERED as follows:
      1.  The Motion is GRANTED as provided herein.

      2. The Debtor is authorized and directed to serve all equity security holders of the Debtor-in-Possession, registered or otherwise ("Shareholders"), as follows:

          (a) serve the Order for Relief and Notice of the Section 341 Meeting of Creditors on all Shareholders by U.S. Mail;

          (b) post any proposed motion on the proposed sale of all or substantially all of the debtor's assets on the eCom Website and serve the notice of hearing on the proposed motion on all Shareholders by U.S. Mail:

          (c) post any proposed motion for the dismissal or conversion of the case to another chapter, on the eCom Website and serve the notice of hearing on the proposed motion on all Shareholders by U.S. Mail;

          (d) post the disclosure statement, plan of reorganization and all related exhibits on the eCom Website and serve the order setting the deadline to object to the disclosure statement and to plan confirmation on all Shareholders by U.S. Mail;

and

          (e) post the notice of hearing for confirmation of any plan of reorganization on the eCom Website and serve ballots for voting on the plan on all Shareholders by U.S. Mail.

     3. Except when otherwise obligated by this Order to serve Shareholders by U.S. Mail, the Debtor-in-Possession is authorized and directed to post copies of all papers, pleadings, orders, and notices filed or otherwise served by the Debtor-in-Possession in this case on its website: www.ecomecom.net.

     4. In the event the Debtor-in-Possession is obligated under the Bankruptcy Code and/or Bankruptcy Rules to serve equity security holders (i.e., Shareholders) with papers, pleadings, orders or notices in this case, good and sufficient notice to Shareholders shall be deemed to have been provided in the event the Debtor-in-Possession serves such papers, pleadings, orders or notice(s) in accordance with this Order, and no farther notice shall be required.

     5. The Debtor-in-Possession is authorized to use and compensate Executive Mail Service for purposes of coordinating and effectuating service of those designated documents which the Debtor-in-Possession intends to serve upon Shareholders by U.S. Mail.

     6. The Debtor-in-Possession is directed to serve a copy of this Order on all Shareholders.

     7. Any Shareholder of the Debtor-in-Possession shall have ten (10) days from the date of service of this Order within which to file an objection to the relief granted herein. A copy of any objection must be filed with the Clerk of the United States Bankruptcy Court for the Southern District of Florida located at Forum Building Complex, 1675 Palm Beach Lakes Blvd., 8th Floor, West Palm Beach, FL 33401 and served upon (i) counsel for the Debtor, Michael D. Seese, Esq., Kluger, Peretz, Kaplan & Berlin P.L., 201 South Biscayne Blvd., 17th Floor, Miami, EL 33131 and (ii) the Office of the United States Trustee, Attn:
Denyse Heffner, 51 SW First Avenue, Room 1204, Miami, FL 33130.


DONE AND ORDERED in the Southern District of Florida AUG 4 2005.

                    /s/ Steven H. Friedman
                    -----------------------
                      STEVEN H. FRIEDMAN
                United States Bankruptcy Judge



Copies furnished to:
Michael D. Seese, Esq.
[Attorney Seese is directed to serve a conforming copy of this Order upon all creditors and parties in interest]




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